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                                                                     Exhibit 5.1


                               FIFTH THIRD BANCORP
                               Fifth Third Center
                             Cincinnati, Ohio 45263

                                  March 2, 2001

Fifth Third Bancorp
38 Fountain Square Plaza
Cincinnati, Ohio 45263

     RE: Issuance of 257,397 Shares of Common Stock of Fifth Third Bancorp Pursuant to Registration Statement on Form S-3 filed with the Securities and Exchange Commission

Gentlemen:

     I have acted as counsel to Fifth Third Bancorp, an Ohio corporation ("Company"), in connection with the issuance of 257,397 shares of the Company's common stock, no par value ("Common Stock") pursuant to the Plan and Agreement of Merger ("Merger Agreement") dated as of September 17, 1997, by and among the Company, Fifth Third A Corp. and Heartland Capital Management, Inc. ("Heartland"). As set forth in the Form S-3 Registration Statement filed by the Company on the date hereof ("Registration Statement") with the Securities and Exchange Commission, such shares were issued to the former Heartland shareholders on July 14, 2000 and January 24, 2001, in satisfaction of a stock dividend and the Earnout provisions of the Merger Agreement, respectively.

     As counsel for the Company I have made such legal and factual examinations and inquiries as I deem advisable for the purpose of rendering this opinion. In addition, I have examined such documents and materials, including the Articles of Incorporation, Code of Regulations, and other corporate records of the Company, as I have deemed necessary for the purpose of this opinion.

     On the basis of the foregoing, I express the opinion that the 257,397 shares of Common Stock registered for resale pursuant to the Registration Statement are validly authorized, legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     I hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to me in the Prospectus under the caption "Legal Matters."

                                              Very truly yours,

                                              FIFTH THIRD BANCORP

                                              By   /s/ PAUL L. REYNOLDS
                                                   ---------------------
                                                   Paul L. Reynolds, Counsel